MARENGO TOWNSHIP CONSTRUCTION BOARD OF APPEALS
RESOLUTION GRANTING VARIANCE

At a meeting of the Construction Board of Appeals ("CBA") of Marengo Township, Calhoun County, Michigan, held at 14021 23 Mile Rd, Albion, MI 49224 on the 21st day of November, 2022, at 7:00 p.m., EST.

PRESENT: Alexander (Andy) Simms, Mike Frederick, Tim Musser

ABSENT: Greg Persing, Tony Reed

The following resolution was offered by Mike Frederick and supported by Tim Musser:

WHEREAS, Park Consulting Group ("Park") and its lessor and landowner PW MI CanRE Marengo LLC and Power REIT (together, the "Landowner") (all three collectively the "Applicants") have submitted a request to this Board asking for the Property to be exempted from the Michigan Building (and other) Codes or alternatively be granted a variance from the F-1 Use Group requirements; and,

WHEREAS, the Township submitted a position statement arguing the Property is subject to the Building Code but that certain variances for the Greenhouse Area are appropriate; and

WHEREAS, the CBA reviewed Applicant's request for exclusion from the building codes or alternatively for a variance from the F-1 Building Standards, reviewed the Township's position statement, heard comment from the Applicants, the Township, the public, and considered the material during a public hearing on November 21, 2022.

NOW, THEREFORE, the Marengo Township Construction Board of Appeals makes the following factual findings:

A. The building and Greenhouse Area are existing construction and not a new build or material modification of an existing structure.

B. Applicants' November 19, 2021 site plan ("Site Plan") is incorporated by reference.
   1) Three areas of the building are identified on the Site Plan:
      i. Dry, Trim, Processing, Mechanical + Office Areas;
      ii. A Common Path of Travel; and
      iii. Greenhouse Area.

   2) The Dry, Trim, Processing, Mechanical + Office Area is identified as F-1, Medium Hazard Industrial.

   3) The Greenhouse Area is identified as F-2, Low Hazard Industrial.

C. An F Use Group is typically applicable to marihuana establishments and facilities.

D. The Greenhouse Area is enclosed in glass and has a glass roof.

E. Applicants will utilize only natural light for cultivation.

F. No processing of marihuana will occur within the Greenhouse Area.

G. Marihuana in the Greenhouse Area is grown on elevated bench-like platforms and not directly cultivated in the earth.

H. Cultivation of marihuana is not agriculture but a highly regulated drug product.

I. Material modifications are planned for the Dry, Trim, Processing, Mechanical + Office Areas.

J. Material modifications are <u>not</u> planned for the Greenhouse Area.

K. The Greenhouse Area was constructed for agricultural use and modification for marihuana cultivation presents a practical difficulty.

L. A variance for the Greenhouse Area is adequate for commercial cultivation and does not substantially deviate from the code as it is materially unchanged and consistent with the prior pepper cultivation of this specific Property and the Greenhouse Area.

M. The variance condition is neither so general nor recurrent to require a code amendment.

N. The conditions of the Property and the Greenhouse Area are uncommon and unique in the Township:

1) It is an existing greenhouse that was used in cultivation for several years,
2) It is several acres in size,
3) It will not be materially modified from original construction,
4) Grow lights and associated heating and cooling will not be used, and
5) It will be used to cultivate marihuana.

NOW, THEREFORE, BE IT FURTHER RESOLVED, that the CBA grants the following variance for the Greenhouse Area of the building on the Property:

1. The unmodified portions of the Greenhouse Area are granted an exemption from energy code requirements.

2. The Greenhouse Area is granted a variance from fire suppression and ingress-egress requirements consistent and contingent on state approvals.

3. Repairs within the Greenhouse Area do not require a building or other permit.

4. Any permits applied for shall only include square footage from the Greenhouse Area if modification, improvements, or changes are contemplated for an identified portion of the Greenhouse Area.

5. Material modifications, reconstruction, or new expansions of the Greenhouse Area or other greenhouse structures shall require building and other permits at the discretion of the building official. The nursery and mothers room in the Greenhouse Area shall be inspected and reviewed by the building inspector to determine whether any permits are required.

6. Any modifications of the Dry, Trim, Processing, Mechanical + Office Areas shall satisfy the building and other code and permit requirements as determined by the building official. Prior modifications by the Applicants shall be inspected, permitted, and passed by the building official.

ADOPTED:

YEAS: Alexander Simms, Mike Frederick, Tim Musser

NAYS: ______________________________

Signature of CBA Chair (or authorized CBA member): The CBA Chair certifies that a majority of the entire CBA membership voted to approve the above decision.

____
CBA Chair/Authorized Member

Dated: November 21, 2022

CERTIFICATION

I, the duly acting Secretary of the Marengo Township Construction Board of Appeals, certify that the foregoing is a true and complete copy of a resolution adopted by the Construction Board of Appeals at a duly scheduled meeting on November 21, 2022.

____
CBA Secretary

Dated: November 21, 2022